UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2026

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100

Austin, TX 78738

(Address of principal executive office) (Zip Code)

(512) 519-0400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AWHL	OTC QX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K filed by Aspira Women’s Health Inc. (the “Company”) with the Securities and Exchange Commission on June 22, 2026 (the “Original Report”), which reported, among other things, that Michael Buhle ceased serving as the Company’s Chief Executive Officer effective June 17, 2026 (the “Separation Date”) and that the Board of Directors (the “Board”) appointed John (Jack) Fraser as Interim Chief Executive Officer. On June 27, 2026, the Company and Mr. Buhle entered into a Separation Agreement and General Release (the “Separation Agreement”), which Mr. Buhle executed on June 28, 2026. The Separation Agreement becomes effective on the first calendar day following the expiration of the seven-day revocation period (expected to be on or about July 6, 2026) (the “Effective Date”), subject to Mr. Buhle not revoking the agreement during the seven-day revocation period.

The material terms of the Separation Agreement are summarized below3

Subject to the Separation Agreement becoming effective, the Company will pay Mr. Buhle cash severance in the aggregate amount of $200,000 (representing six months of base salary), payable in substantially equal installments in accordance with regular payroll practices beginning on the first payroll date following the Effective Date. Because Mr. Buhle executed the Separation Agreement on or before June 29, 2026, the Company will pay a prorated amount of $4,615.38 of the severance with its July 15, 2026 payroll run (subject to repayment if Mr. Buhle revokes the Separation Agreement during the revocation period). The total cash severance payable is unchanged.

Subject to the Separation Agreement becoming effective, the Company will pay the premiums for continuation of health and dental insurance coverage under COBRA for Mr. Buhle and his eligible covered dependents for a period of six months following the Separation Date, subject to earlier termination if Mr. Buhle becomes eligible for reasonably comparable or greater health and dental benefits through other employment.

Subject to the Separation Agreement becoming effective and subject to approval by the Compensation Committee of the Board, the Company will accelerate the vesting of unvested stock options covering 64,583 shares of Common Stock at an exercise price of $0.07 per share, which will vest and become exercisable as of the Effective Date. Mr. Buhle will have a period of ninety (90) calendar days following the Effective Date to exercise such newly vested options. All other unvested stock options and equity awards held by Mr. Buhle are forfeited and cancelled as of the Separation Date.

Any shares of Common Stock acquired upon exercise of the newly vested options are subject to the following restrictions: (i) a lock-up period of 90 calendar days from the applicable exercise date (a separate period for each exercise) during which no sale or transfer is permitted; (ii) following the lock-up period, a daily volume limit of no more than 2,500 shares sold on any single trading day; (iii) a price floor of $0.45 per share, below which no sale is permitted; and (iv) all sales must be conducted through a mutually agreeable broker-dealer confirmed in writing by the Company, with written notice to the then-acting Chief Executive Officer no later than the close of business on the business day preceding the trading day of the sale. The Company may enforce the share restrictions through legends on share certificates and stop-transfer instructions.

The Separation Agreement contains a mutual general release of claims, including claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, and various state and local statutes. The release is subject to customary carve-outs, including the right to enforce the Separation Agreement, accrued amounts and consideration thereunder, vested benefits, indemnification and directors’ and officers’ insurance coverage, vested equity and stockholder rights, and protected communications with governmental agencies (including the Securities and Exchange Commission).

Mr. Buhle remains bound by certain restrictive covenants, including confidentiality, non-solicitation, non-interference, and proprietary information obligations, as set forth in his Employment Agreement and the Separation Agreement. A material breach of such obligations will result in forfeiture of any unpaid consideration under the Separation Agreement and repayment of amounts already received (net of taxes withheld).

The Separation Agreement contains mutual non-disparagement and confidentiality provisions (subject to disclosure as required by law, SEC rules, or stock exchange rules). The Separation Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code. The Separation Agreement is governed by Texas law (with equity award documents governed by their specified law, including Delaware law under the Company’s 2019 Stock Incentive Plan).

As previously disclosed, Mr. Buhle’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Amendment and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Separation agreement between Aspira Women’s Health Inc. and Michael Buhle, dated as of June 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2026

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ John Strahley
Name:	John Strahley
Title:	Chief Financial Officer